Exhibit 3.2

HOMEBANC CORP.

BYLAWS

Adopted this 17th day of March, 2004

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Section 3.	Seal	11
ARTICLE VII		11

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ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of HomeBanc Corp. (the “Corporation”) shall be in the State of Georgia, County of Fulton.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors may from time to time determine and the business of the Corporation may require or make desirable.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1. Annual Meetings. The annual meeting of shareholders shall be held at the principal office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, at such time and on such date following the close of the fiscal year as shall be determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of shareholders shall be held at the principal office of the Corporation or at such other place in the United States as may be designated in the notice of said meetings, upon call of the Chairman and shall be called by the Chairman or the Secretary when so directed by the Board of Directors or at the request in writing of shareholders owning at least 25% of the issued and outstanding capital stock of the Corporation entitled to vote thereat. Any such request shall state the purposes for which the meeting is to be called.

Section 3. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meeting, and in the case of a special meeting, the purposes of the meeting, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid addressed to the shareholder at his address as it appears on the Corporation’s record of shareholders. Attendance of a shareholder at a meeting of shareholder shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

Section 4. Quorum. The holders of a majority of the Corporation’s issued and outstanding stock and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the Corporation’s Articles of Incorporation, or by these Bylaws. If a quorum is not present or represented at any meeting of the shareholders, then the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting complying with Section 3 of this Article II shall be given to each shareholder of record entitled to vote at the meeting.

Section 5. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy or by electronic proxy for each share of the capital stock having voting power registered in his name on the books of the Corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.

Section 6. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.

Section 7. List of Shareholders. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the Corporation’s regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.

Section 8. Nominations for Director. Nominations for election to the Board of Directors will be may be made by the Board of Directors, in consultation with and based upon the recommendations of the Nominating/Governance Committee. Candidates for nomination may be recommended by any shareholder who has continuously held for at least one year prior to the date the nomination is submitted at least $2,000 in market value, or 1%, of the Corporation’s securities entitled to vote for the election of directors. The Nominating/Governance Committee will evaluate the qualifications of and give appropriate consideration to those candidates recommended by shareholders. Shareholder nominations shall be made in writing to the Secretary of the Corporation and shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days and not more than 180 days prior to the date of the Corporation’s notice of annual meeting provided with respect to the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date of the previous year’s annual meeting, such notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the date on which the notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such notification by a shareholder shall contain the following information to the extent known to the notifying shareholder: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director at the annual meeting, (i) the name, age, business address and resident address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A of Regulation 14A promulgated under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) together with such other information as the regulators of the Corporation and its subsidiaries may require or request; and (b) as to the shareholder making the nomination, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder. The Corporation may require any nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare in the meeting that a nomination was not made in accordance with the requirements of the Articles of Incorporation and this Section 8, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 9. Shareholder Proposals.

(a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with this Section 9.

(b) For business to be properly brought before an annual meeting by a shareholder, the corporation must have received timely notice thereof in writing from such shareholder. To be timely, a shareholder’s notice must be received by the Secretary of the corporation as of the date set forth in the corporation’s proxy statement relating to the annual meeting for the preceding year; provided, however, that if no such date is stated, then such date shall be 120 calendar days in advance of the date (with respect to the forthcoming annual meeting) that the corporation’s proxy statement was released to its shareholders in connection with the previous year’s annual meeting of security holders; and provided further that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, a proposal shall be received by the corporation no later than the close of business on the 10th day following the date on which notice of the date of the annual meeting is given to the shareholders or made public, whichever first occurs.

(c) Such notification shall contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned, as such term is defined in Securities Exchange Commission (“SEC”) Rule 13d-3 promulgated under the Exchange Act, by the shareholder; (iv) any substantial interest of the shareholder in such business; and (v) any other information required pursuant to the rules and regulations promulgated under the Exchange Act relating to the shareholder proposals. For purposes of clause (iv) above, a “substantial interest of the shareholder in such business” shall be deemed to occur if such interest were reportable (assuming that the shareholder’s business was in fact brought before the annual meeting) pursuant to Item 5 of Schedule 14A promulgated under the Exchange Act.

(d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section.

ARTICLE III

DIRECTORS

Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall be fixed by resolutions of the Board of Directors from time to time, and the number of directors may be increased or decreased from time to time by resolutions of the Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected by plurality vote at the annual meeting of shareholders, except as hereinafter provided, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia.

Section 3. Vacancies. Vacancies, including vacancies resulting from any increase in the number of directors (but not including vacancies resulting from removal from office by the shareholders, which vacancies shall be filled pursuant to Article III, Section 12 of these Bylaws), may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

Section 4. Meetings and Notice. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Georgia. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of a conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously. Participation by such means shall constitute presence in person at such meeting. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Special meetings of the Board may be called by the Chairman or by any two directors. Notice shall be given to each director in person, or by written notice mailed, or sent by facsimile or electronic mail, to his or her business address at least 48 hours in advance of a special meeting. Such notice shall state a reasonable time, date and place of meeting, and the purpose need not be stated therein, except in the case of a special meeting. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

Section 5. Quorum. At all meetings of the Board a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Board.

Section 7. Committees. The Board of Directors shall, by resolution passed by a majority of the whole Board, designate from among its members a Nominating/Governance Committee, a Compensation Committee and an Audit Committee, and may designate an Executive Committee and one or more other committees, with each committee to consist of three or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Each committee designated by the Board of Directors shall keep regular minutes of its meetings and shall report the same to the Board of Directors whenever required or requested. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that it shall have no authority with respect to:

(1) amending the Articles of Incorporation or these Bylaws;

(2) adopting a plan of merger or consolidation;

(3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; and

(4) a voluntary dissolution of the Corporation or a revocation thereof.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 8. Executive Committee. The Board of Directors may appoint an Executive Committee consisting of three or more members of the Board. Subject to Section 7 of this Article III and to the relevant provisions of the Georgia Business Corporation Code (the “GBCC”) and the Articles of Incorporation, the Executive Committee may exercise all of the powers of the Board of Directors between meetings of the Board.

Section 9. Nominating/Governance Committee. The Board of Directors shall, not later than the date of the Corporation’s listing on the New York Stock Exchange (the “NYSE”), appoint, and for so long as the Corporation is listed on the NYSE, maintain, a Nominating/Governance Committee consisting of independent directors meeting the applicable standards of the NYSE, whose purpose and duties shall be specified in a written charter and shall include:

(1) identifying and recommending qualified candidates for nomination to the Board of Directors consistent with criteria set by the Board;

(2) consulting with the Board of Directors regarding nominations for election to the Board;

(3) evaluating the qualifications of and giving appropriate consideration to candidates recommended by shareholders;

(4) developing and recommending to the Board a set of corporate governance principles applicable to the Corporation;

(5) overseeing the evaluation of the Board and management; and

(6) performing an annual evaluation of the committee.

Section 10. Audit Committee. The Board of Directors shall, not later than the date of the Corporation’s listing on the NYSE, appoint, and for so long as the Corporation remains listed on the NYSE, maintain, an Audit Committee consisting of independent directors meeting the applicable standards of the NYSE and SEC Rule 10A-3(b)(1), whose purpose and duties shall be specified in a written charter, and shall include:

(1) assisting the Board in oversight of (a) integrity of the Corporation’s financial statements, (b) the Corporation’s compliance with the legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Corporation’s internal audit function and independent auditors;

(2) preparing an Audit Committee report as required by the SEC to be included in the Corporation’s annual proxy statement;

(3) preparing an annual performance evaluation of the Audit Committee;

(4) performing the duties and responsibilities of the Audit Committee which, at a minimum, include those set forth in SEC Rule 10A-3(b)(2)-(5);

(5) at least annually, obtaining and reviewing a report by the independent auditors describing: the firm’s quality-control procedures; any material issues raised by the most recent internal quality-control review of the firm, or by any inquiry investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and, in connection with assessing the auditor’s independence, all relationships between the independent auditor and the Corporation;

(6) discussing the Corporation’s annual audit, its financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(7) discussing the Corporation’s earnings press releases, as well as financial information earnings guides provided to analysts and rating agencies;

(8) discussing policies with respect to risk assessment and risk management;

(9) meeting separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors;

(10) reviewing with the independent auditors any audit problems or difficulties in management’s response;

(11) setting clear hiring policies for employees or former employees of the independent auditors;

(12) reporting regularly to the Board of Directors; and

(13) providing that the Corporation maintains an internal audit function.

Section 11. Compensation Committee. The Board of Directors shall, not later than the date of the Corporation’s listing on the NYSE, appoint, and for so long as the Corporation remains listed on the NYSE, maintain, a Compensation Committee consisting of independent directors meeting the applicable standards of the NYSE, whose purpose and responsibilities shall be specified in a written charter and shall include:

(1) reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on their evaluation;

(2) making recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans; and

(3) preparing a Compensation Committee report on executive compensation as required by the SEC to be included in the Corporation’s annual report or proxy statement.

Section 12. Removal of Directors. At any shareholders’ meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and his successor may be elected at the same or at any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within 60 days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

Section 13. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the Board as shall be fixed from time to time by resolution adopted by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board or of any committee.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer (“CEO”), a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of officers, except the offices of President and Secretary may be held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 2. Compensation. Except as delegated to the Compensation Committee, the salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. The Board of Directors or the Compensation Committee may, from time to time, delegate to any principal officer or to the Compensation Committee the power to fix the salaries of officers, agents, factors and employees, other than executive officers. No officer shall be prevented by these Bylaws from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee of the Board of Directors.

Section 3. Term of Office. Unless otherwise provided by resolution of the Board of Directors, the principal officers shall be chosen annually by the Board at the first meeting of the Board following the annual meeting of shareholders of the Corporation, or as soon thereafter as is possiblt and convenient. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his earlier death, resignation or removal.

Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the Board of Directors for the unexpired portion of the officer’s term.

Section 6. Powers and Duties. Except as hereinafter provided, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

(a) Chairman of the Board. The Chairman of the Board, if one is elected and serving, shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board of Directors, are properly performed. The Chairman shall designate and assign the duties of the officers under his supervision, with the approval of the Board of Directors, or at its direction. The Chairman also shall have the authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation. The Chairman shall be the CEO unless otherwise designated by the Board. The Chairman shall have the power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments or assignments of transfer of any of such stocks, bonds or other securities. The Chairman may, with the approval of the Board of Directors, or shall, at the Board’s direction, delegate any or all of such duties to the President.

(b) President. The President shall be the Corporation’s chief operating officer unless otherwise designated by the Board of Directors, shall be responsible for the operations of the Corporation, shall see that all orders and resolutions of the Board of Directors and the Chairman are carried into effect and shall report to the CEO and the Board of Directors. The President also shall have the authority to execute bonds, mortgages, and other contracts and instruments requiring a seal, under the seal of the Corporation. The President shall have the power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments or assignments of transfer of any of such stocks, bonds or other securities.

In the absence of the Chairman of the Board, or in the event a Chairman is not elected, the President shall have authority to do any and all things delegated to the Chairman of the Board by the Board of Directors or by any committee of the Board of Directors having the authority to so delegate.

The President shall have general authority over the Corporation’s business, and if the office of Chairman of the Board is vacant, shall exercise the duties and have the powers of the Chairman of the Board, and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

(c) Vice Presidents. The Vice Presidents (in order of the Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents, each class in order of the seniority of its respective members or as designated by resolution of the Board of Directors) shall, in the absence or disability of the Chairman and President, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board of Directors, the Chairman of the Board or the President may prescribe. One or more Vice Presidents may be designated by the Board of Directors as “Senior Executive Vice President,” “Executive Vice President” or “Senior Vice President.”

(d) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

(e) Assistant Secretary. The Assistant Secretary or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(f) Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(g) Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7. Voting Securities of Corporation. Unless otherwise ordered by the Board of Directors, the Chairman            , the President or any Executive Vice President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders or corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE V

CERTIFICATES FOR SHARES

Section 1. Certificates. Certificates representing Shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary, or by such other officers authorized by law and by the Board of Directors. All certificates for Shares shall be consecutively numbered or otherwise identified, and shall state (i) the name of the Corporation, (ii) that the Corporation is incorporated in the State of Georgia, (iii) the name of the person to whom the Shares are issued, (iv) the number and class of Shares and the designation of the series, if any, the certificate represents and (v) the CUSIP number (if applicable) for such Shares. The name and address of the shareholders, the number of Shares and date of issue shall be entered on the stock transfer books of the Corporation or its stock. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The Board of Directors may authorize the issue of some or all Shares of any class or series without certificates.

Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers.

(a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as in Section 5 of this Article provided, and upon the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

(b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

(c) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided.

(d) The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 6. Restriction on Transfer of Shares. A written restriction on the transfer or registration of transfer of Shares or other securities of the Corporation, as permitted by the Georgia Business Corporation Code (“GBCC”) Section 14-2-627 (or any successor provision), including any legends specified in Article V of the Corporation’s Articles of Incorporation, and noted conspicuously on the certificate representing such Shares or other securities or contained in an information statement required by GBCC Section 14-2-626(b) (or any successor provision), may be enforced against the holder of the restricted Shares or other securities or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Stop transfer notices may be placed in the Corporation’s stock transfer books with respect to restricted Shares or other securities.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal” and “Georgia”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such seal at any time, the signature of the Corporation followed by the work “Seal” enclosed in parentheses shall be deemed the seal of the Corporation.

Section 4. Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

(1) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and

(2) A profit and loss statement showing the results of its operations during its fiscal year.

Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

ARTICLE VII

AMENDMENTS

The Board of Directors shall have power to alter, amend or repeal the Bylaws or adopt new Bylaws by majority vote of all of the directors, except Article III, Section 12 to the extent to which it grants the authority to fill certain vacancies, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted, by the shareholders by majority vote of all of the shares having voting power.